Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-151198) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive plan,

(2)	Registration Statement (Form S-8 No. 033-77944) pertaining to the Forward Air Corporation Stock Option and Incentive Plan and the Employee Stock Purchase Plan,

(3)	Registration Statement (Form S-8 No. 333-134294) pertaining to the Forward Air Corporation 2006 Non-Employee Director Stock Plan,

(4)	Registration Statement (Form S-8 No. 333-125872) pertaining to the Forward Air Corporation 2005 Employee Stock Purchase Plan,

(5)	Registration Statement (Form S-8 No. 333-120250) pertaining to the Forward Air Corporation 2000 Non-Employee Director Stock Option Award,

(6)
Registration Statement (Form S-8 No. 333-120249) pertaining to the Forward Air Corporation Non-Employee Director Stock Plan, as amended, and the Forward Air Corporation 1999 Stock Option and Incentive Plan, as amended,

(7)	Registration Statement (Form S-8 No. 333-94249) pertaining to the Forward Air Corporation 1999 Stock Option and Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-03891) pertaining to the Forward Air Corporation Amended and Restated Stock Option and Incentive Plan, and

(9)	Registration Statement (Form S-8 No. 333-03893) pertaining to the Forward Air Corporation Non-Employee Director Stock Option Award and Non-Employee Director Stock Option Plan,

of our reports dated February 15, 2013, with respect to the consolidated financial statements and schedule of Forward Air Corporation, and the effectiveness of internal control over financial reporting of Forward Air Corporation included in this Annual Report (Form 10-K) of Forward Air Corporation for the year ended December 31, 2012.

Nashville, Tennessee                                    /s/ Ernst & Young LLP
February 15, 2013